UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

LAKE AREA CORN PROCESSORS, LLC

(Exact name of small business issuer as specified in its charter)

South Dakota	000-50254	46-0460790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

46269 SD Highway 34

P.O. Box 100

Wentworth, South Dakota 57075

(Address of principal executive offices)

(605) 483-2676

(Issuer’s telephone number)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On July 15, 2008, we executed a Distiller’s Grains Marketing Agreement with RPMG, Inc.  The Distillers Grains Marketing Agreement establishes RPMG, Inc. as our exclusive distillers grains marketing agent, except for certain distillers grains sales we make in our local market.  The initial term of the Distillers Grains Marketing Agreement is for two years.  The agreement provides for automatic renewals of the agreement for additional one year terms unless notice is given by either party.  The Distillers Grains Marketing Agreement provides that we will pay RPMG, Inc. a commission based on each ton of distillers grains sold by RPMG on our behalf.

RPMG, Inc. is also the marketer of our ethanol.  RPMG, Inc. is a subsidiary of Renewable Products Marketing Group, LLC.  We are a minority owner of Renewable Products Marketing Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE AREA CORN PROCESSORS, LLC

July 18, 2008	/s/ Robbi Buchholtz
Date	Robbi Buchholtz, Chief Financial Officer